SARATOGA RESOURCES, INC.
                                   EXHIBIT 16


                     Letter on Changes in Certifying Account

October 4, 1999





Securities and Exchange Commission
Washington, D.C.  20549



We are previously principal accountants for Saratoga Resources, Inc., a Delaware corporation ("Saratoga-Delaware"), and on January 15, 1998, we reported on the consolidated financial statements of Saratoga Resources, Inc. and subsidiaries as of December 31, 1997 and 1996 and for the years then ended. On March 29, 1999, our appointment as principal accountants of Saratoga-Delaware was terminated. We have read the Saratoga Resources, Inc., a Texas corporation (the "Successor"), statements included under Part II, Item 4 of its Form 10-SB dated October 5, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with the statement that the change was approved by the Board of Directors.

Respectfully,




/s/ Hein & Associates LLP
---------------------------
Hein & Associates LLP
Certified Public Accountants